EXHIBIT 10.1

REAL ESTATE PURCHASE CONTRACT

This Real Estate Purchase Contract (this “Contract”) is entered into on and as of September 30, 2026 (the “Effective Date”) by and between Iowa Shrimp Holdings, LLC, an Iowa limited liability company (“Seller”), and Edible Garden AG Incorporated, a Delaware corporation (“Purchaser”).

1.	Definitions. As used in this Contract, the following terms shall have the following meanings:

	1.1	“Closing” means the consummation of the transaction contemplated by and under this Contract.

	1.2	“Closing Date” means the date that is five (5) days after the end of the Review Period or such earlier date as may be mutually agreed between Seller and Purchaser.

1.3

“Existing Mortgage” means each of (a) that certain Real Estate Mortgage executed by Seller in favor of Streeterville dated June 9, 2025, and recorded on August 1, 2025 and (b) that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by NaturalShrimp Incorporated in favor of Streeterville dated February 23, 2022, and recorded on March 3, 2022, each currently securing the Property.

	1.4	“Initial Payment Shares” means 1,500 shares of Preferred Shares having an agreed value of $1,500,000.00.

	1.5	“New Mortgage” means the Real Estate Mortgage substantially in the form attached hereto as Exhibit A to be executed by Purchaser in favor of Streeterville.

	1.6	“Note” means the Secured Promissory Note in the original principal amount of $3,825,000.00 to be issued by Purchaser in favor of Streeterville substantially in the form attached hereto as Exhibit B.

1.7

“Permitted Exceptions” means all exceptions shown on the Title Commitment and all matters noted on the Survey for the Real Property other than (i) Seller’s Required Cure Items, and (ii) the Title Objections which Seller agrees to cure pursuant to Section 4.2 of this Contract.

	1.8	“Preferred Shares” means Purchaser’s Series B Preferred Stock.

	1.9	“Property” means the following:

(a)

that certain parcel of real property situated in Hamilton County, State of Iowa, as more particularly described in Exhibit C attached hereto together with the buildings, certain driveways, parking areas, stormwater ponds, and all other improvements located thereon owned by Seller, all appurtenances, rights, easements, rights of way, tenements and hereditaments incident thereto and all title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue, open, closed or proposed, in front of or adjoining said tracts of land (the “Real Property”).

(b)

All equipment, furniture, furnishings, supplies and other fixtures or personal property of every description located on, or attached to the Real Property, if any, and which are owned by Seller as of the Effective Date (the “Personal Property”).

(c)

The Lease Agreement dated May 14, 2025 by and between Seller, as landlord, and Edible Garden Sustainable Ventures LLC, as tenant, whereby an affiliate of Purchaser leases the Real Property from Seller (the “Lease”), together with all rents, issues and profits therefrom and any guarantees, security deposits, letters of credit and/or other forms of security issued or provided for thereunder.

(d)

To the extent of Seller’s interest, if any, all other assets and property rights (including intangible assets) relating to the Real Property and Personal Property or any portion thereof, including, but not limited to, all contracts related to the ownership, operation, maintenance or repair of the Real Property and Personal Property which Purchaser elects to assume hereunder, all reciprocal easement agreements, operating agreements, development agreements, warranties, guarantees and bonds, certificates of occupancy, trade names, service marks, governmental and regulatory licenses and permits (including any permits relating to stormwater management), final working drawings, engineering plans, utilities lay-out plans, surveys, topographical plans and plans and specifications (“Intangible Property”).

1.10	“Purchase Price” means the amount to be paid by Purchaser to Seller for the Property pursuant to this Contract, which amount is $6,325,000.00.

1.11

“Special Warranty Deed” means the Special Warranty Deed substantially in the form attached hereto as Exhibit D to be executed by Seller conveying title to the Property to Purchaser or to a wholly owned subsidiary of Purchaser, as designated by Purchaser.

1.12

“Reconveyance” means the Partial Release and Reconveyance substantially in the form attached hereto as Exhibit E to be executed by Streeterville to partially reconvey each Existing Mortgage with respect to the Property.

1.13	“Streeterville” means Streeterville Capital, LLC, a Utah limited liability company.

1.14

“Transaction Documents” means this Contract, the Note, the New Mortgage, the Special Warranty Deed, the Reconveyance and all other documents, instruments and agreements entered into in connection with the transaction contemplated in this Contract.

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2.

Purchase and Sale of Property. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller’s right, title and interest in and to Seller’s entire beneficial interest in the Property, on the terms and conditions set forth in this Contract. The Property shall be conveyed to Purchaser subject only to the Permitted Exceptions.

3.

Manner of Payment of the Purchase Price. Seller has directed the Purchaser to deliver and pay and Purchaser has agreed to deliver and pay the full amount of the Purchase Price as follows: (a) the issuance by Purchaser to Streeterville, on and as of the Effective Date, of the Initial Payment Shares (which Initial Payment Shares shall be earned by and delivered to Streeterville immediately upon receipt, and which shall be non-refundable for all purposes hereunder), (b) the issuance by Purchaser to Streeterville, at and upon the occurrence of the Closing, of 1,000 Preferred Shares, having an agreed value of $1,000,000.00 (the “Closing Date Preferred Shares”); and (c) the issuance by Purchaser to Streeterville, at and upon the occurrence of the Closing, of the Note.

4.

Diligence Matters. At all times during the period commencing on the Effective Date through the Closing Date, provided this Contract has not been terminated beforehand, Purchaser, its agents, employees, representatives and contractors, at Purchaser’s sole cost and expense, shall have the following rights:

4.1 Inspections. Seller agrees that, from the Effective Date until the Closing or the earlier termination of this Contract, Seller has permitted and shall permit Purchaser and Purchaser’s representatives to conduct such reasonable inspections of the Property at such reasonable times during normal business hours as Purchaser or Purchaser’s representatives may request. Purchaser shall notify Seller not less than two (2) business days in advance of making any such inspection. All such inspections shall be non-invasive in nature and shall not include any physically intrusive testing (including, without limitation, any soil boring or roof coring) without Seller’s prior written consent, which consent may be granted or withheld by Seller in Seller’s sole discretion. All inspections shall be performed (i) in a commercially reasonable manner so as to minimize interference with Seller’s business, and (ii) at Purchaser’s sole risk, cost and expense and shall not cause any damage, loss, cost or expense to, or claims against Seller or the Property. All inspections shall be subject to all of the other terms and provisions of this Contract.

4.2 Review Period. During the period commencing on the Effective Date and terminating at 11:59 p.m. Eastern Time on the date that is twenty (20) days after the Effective Date (the “Review Period”), Purchaser shall have the right to determine, in its sole and absolute discretion, for any reason or for no reason whatsoever, whether it desires to proceed with the acquisition of the Property in accordance with this Contract. If Purchaser determines not to proceed with the acquisition of the Property as aforesaid, Purchaser shall have the right to terminate this Contract at any time on or prior to the expiration of the Review Period by delivering written notice thereof (a “Termination Notice”) to Seller.

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4.3 Title and Survey. Purchaser shall obtain at its sole cost and expense a current ALTA owner’s title commitment for title insurance for the Real Property (the “Title Commitment”) issued by Commonwealth Land Title Insurance Company (the “Title Company”), together with true and complete copies of all exceptions contained therein, and Purchaser shall obtain, at its sole cost and expense, an ALTA survey of the Real Property (the “Survey”). Upon the receipt of the Title Commitment and Survey for the Real Property, Purchaser shall review all such information and shall, at least five (5) business days prior to the end of the Review Period (the “Title Objection Deadline”) furnish a copy of the Title Commitment and Survey for the Real Property to Seller together with a statement (the “Title Objection Notice”) as to which exceptions shown on the Title Commitment and matters shown on the Survey are unacceptable to Purchaser as determined by Purchaser in its sole and absolute discretion (collectively, the “Title Objection(s)”). If Purchaser fails to deliver such notice of Title Objections to Seller by the Title Objection Deadline, then Purchaser shall be deemed to have found the Title Commitment and Survey acceptable in all respects, except with respect to any Seller’s Required Cure Items (as defined below) which Seller shall be obligated to cure regardless of whether Purchaser objects to the same.

If Seller does not elect to remedy any matters as to which Purchaser has objected in the Title Objection Notice, Purchaser may elect (i) to terminate this Contract in accordance with Section 4.3 by written notice given to Seller in accordance with Section 4.3 or (ii) to proceed with the Closing, notwithstanding such matter, without any abatement or reduction in the Purchase Price on account thereof, and such matters shall be considered Permitted Exceptions for all purposes under this Contract. For the avoidance of doubt, if Purchaser does not elect to terminate this Contract in accordance with the preceding clause (i), Purchaser shall be deemed to have elected to proceed with the Closing in accordance with the preceding clause (ii).

Seller shall be required to cure the following, at Seller’s expense, none of which shall be considered a Permitted Exception: (1) all mortgages, deeds of trust, deeds to secure debt, mechanics’ or materialmen’s liens, judgment liens or similar monetary liens encumbering all or any part of the Real Property, (2) all ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Real Property which are currently due or delinquent, (3) all ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Real Property in the amount of $154,333 due on September 30, 2026, and (4) any judgment of record against Seller in the county or other applicable jurisdiction in which the Real Property is located which would affect Seller’s ability to perform under this Contract (the items in subsections (1) through (4) being referred to collectively as “Seller’s Required Cure Items”. In the event Seller elects not to cure any Seller’s Required Cure Item, Purchaser’s sole and exclusive remedy shall be to terminate this Contract.

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4.4 Termination of Contract. If the results of any inspection, investigation or other diligence performed by or on behalf of Purchaser pursuant to this Section 4 shall be unsatisfactory to Purchaser in any respect, as determined by Purchaser in its sole and absolute discretion, or if Purchaser determines not to proceed with the transaction for any or no reason, Purchaser may terminate this Contract by delivering written notice thereof to Seller at any time prior to the expiration of the Review Period. If Purchaser timely delivers such written notice terminating this Contract as aforesaid, then this Contract shall terminate and neither party shall have any further rights or obligations hereunder, except for the Surviving Obligations. If Purchaser does not timely deliver a written notice terminating this Contract to Seller prior to the expiration of the Review Period in accordance with this Section 4.3, then Purchaser shall have no further right to terminate this Contract pursuant to this Section 4.3 hereof.

5. Representations and Warranties of Seller. Seller represents and warrants to Purchaser that, as of the Effective Date:

5.1 Seller owns good and indefeasible fee simple title to the Property.

5.2 Seller is a validly existing limited liability company formed and in good standing in the State of Iowa and is fully authorized to enter into and perform its obligations under this Contract, including conveying the Property pursuant to this Contract. The person executing this Contract on behalf of Seller has been authorized to do so.

5.3 The execution and delivery of this Contract do not, and the consummation of the transaction contemplated hereby will not in any material respect require any approval, consent, authorization or order of, or filing with, any private party or any governmental agency or body or violate any law, rule or regulation or any order, arbitration award, judgment or decree to which Seller is a party or by which Seller or any of the Property is bound.

5.4 The Property is not subject to any option contract, first right of refusal or any other sales contract, or to any leases or other occupancy agreements other than the Lease.

5.5 Seller is not a debtor in any bankruptcy or other insolvency proceeding.

5.6 Seller has lawful right, power, authority and capacity to sell the Property to Purchaser in accordance with the terms of this Contract without the approval of any other party.

5.7 Seller has the requisite authority to enter into this Contract, and this Contract constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms.

5.8 Seller has not received any written notice of violation of any federal, state or local law, regulation, rule or ordinance (including, without limitation, any environmental law, subdivision ordinance or zoning ordinance) or any agreement relating to the Property (including, without limitation, any Permitted Exceptions) which remains outstanding.

5.9 The contracts listed on Exhibit F attached hereto (collectively, the “Service Contracts”), are all of the contracts related to the ownership, operation, maintenance and repair of the Real Property that are in effect as of the Effective Date. Seller has not delivered or received written notice of any default or breach under any Service Contract which has not been cured.

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5.10 There is not currently any tax abatement proceeding or appeal in effect with respect to the Property that has not been settled and resolved.

5.11 Seller is not a “foreign person,” “foreign trust” or “foreign corporation” (as those terms are defined in the Internal Revenue Code of 1986, as amended, and related Income Tax Regulations.

5.12 Neither Seller nor, to Seller’s knowledge, any of its employees or officers, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (“OFAC”), (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

All of the warranties and representations made by Seller in this Section 5 shall be deemed remade as of the Closing Date unless expressly and explicitly limited to some other date (in which case they shall be deemed remade as of such of date) and shall survive the Closing Date for a period of six (6) months

6.	Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller as follows:

6.1

This Contract is validly executed and delivered by Purchaser and the performance by Purchaser hereunder does not violate (i) any agreement or contract to which Purchaser is a party or (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Purchaser is subject.

6.2

The execution of this Contract by Purchaser has been properly authorized and is the binding obligation of Purchaser. The Note, the Initial Payment Shares and the Closing Date Preferred Shares have been duly and validly authorized by Purchaser’s Board of Directors.

6.3

Purchaser acknowledges and agrees that it will be responsible for all real estate taxes on the Real Property accruing after July 1, 2026, including, but not limited to, the tax payment due on March 31, 2027.

7.	Seller’s Covenants. Seller covenants and agrees as follows:

7.1

Seller will not (i) mortgage, pledge or subject the Property or any part thereof to an unbonded lien or other encumbrance, (ii) permit any mechanic’s or materialmen’s lien to attach against the Real Property, (iii) enter into, or subject any portion of the Property to, any option contract, sales contract, or any other agreement or encumbrance that could affect Seller’s title to the Property or (iv) enter into any lease.

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	7.2	Seller will not sell or otherwise dispose of or remove any fixtures, mechanical equipment or any other item included within the Property unless in the ordinary course of business.

7.3

Seller will comply with each and every material undertaking, covenant and obligation of the landlord under the Lease and will not seek to amend, modify or terminate the Lease, or otherwise exercise any of its rights or remedies under the Lease. Seller will pay or cause to be paid all debts, taxes, fees, assessments, commissions, and other obligations related to the use and ownership of the Property up to the Closing Date, except for those items for which proration is agreed upon in accordance with the terms of this Contract. Notwithstanding the foregoing, on or prior to the Closing Date, Seller will pay real estate taxes on the Real Property in the amount of $154,333 due on September 30, 2026 and shall provide evidence of the same to the Purchaser and the Title Company on or before the Closing Date.

	7.4	Seller will promptly notify Purchaser in writing if any event occurs, or any condition exists which renders any of the representations contained herein untrue or misleading.

8.	Conditions.

8.1

In addition to Purchaser’s absolute right to terminate this Contract for any reason at any time during the Review Period, the obligation of Purchaser under this Contract to purchase the Property from Seller is subject to the satisfaction of each of the following conditions on or prior to the Closing Date, any of which conditions may be waived in whole or in part by Purchaser by written waiver at or prior to the Closing Date:

(a)

Title to the Real Property shall be subject to no exceptions other than the Permitted Exceptions and the Title Company shall be prepared to issue an owner’s title insurance policy pursuant to the Title Commitment insuring the title to the Real Property subject only to the Permitted Exceptions in the amount of the Purchase Price.

(b)

Seller shall have performed, observed and complied in all material respects with all covenants, agreements and conditions required by this Contract to be performed by, observed and complied with on its part either on or prior to the Closing Date.

(c)

All of Seller’s representations and warranties contained herein shall have been true and correct in all material respects as of the Effective Date and all such representations and warranties shall remain true and correct in all material respects as of the Closing Date, as if first made on and as of the Closing Date.

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(d)

Seller shall have paid real estate taxes on the Real Property in the amount of $154,333 due on September 30, 2026 and shall provide evidence of the same to Purchaser and the Title Company on or before the Closing Date.

In the event any of the foregoing conditions to the Closing are not satisfied or waived in writing by Purchaser as of the Closing Date, then Purchaser may either: (i) terminate this Contract and Seller and Purchaser shall have no further responsibility to each other or (ii) waive in writing the satisfaction of any such conditions, in which event this Contract shall be read as if such conditions no longer existed.

	8.2	The obligations of Seller under this Contract to sell the Property to Purchaser are subject to the satisfaction of each of the following conditions:

(a)

Purchaser shall have performed, observed and complied in all material respects with all covenants, agreements and conditions required by this Contract to be performed by, observed and complied with on its part either on or prior to the Closing Date.

		(b)	All of Purchaser’s representations and warranties contained herein shall have been true and correct in all material respects as of the Effective Date.

In the event any of the foregoing conditions to the Closing are not satisfied or waived in writing by Seller as of the Closing Date, then Seller may terminate this Contract and Seller and Purchaser shall have no further responsibility to each other.

9.	Closing Costs.

9.1

Purchaser shall pay at Closing: (a) all escrow fees charged by Escrow Agent; (c) all Purchaser’s attorney fees; (c) charges of the Escrow Agent for issuance of the title commitment and charges of the Escrow Agent for issuance of a standard coverage owner’s title policy to Purchaser plus any fees or charges of the Escrow Agent for issuance of any title insurance endorsements requested by Purchaser; and (d) all costs incurred in recording the New Mortgage, the Special Warranty Deed and the Reconveyance.

9.2

If any prorations, apportionments or computations made hereunder shall need to be adjusted because the information was unavailable at of the Closing Date, or if either party discovers any errors or omissions in any of the prorations, apportionments or computations made hereunder following the Closing, then the parties shall make the appropriate adjustments promptly when accurate information becomes available or such error or omission is discovered and either party hereto shall be entitled to an adjustment to correct the same. Such adjustments shall be made as soon as complete and accurate information becomes available or promptly following the discovery of such error or omission, but no later than September 30, 2027. Any corrected adjustment or proration shall be paid promptly in cash to the party entitled thereto.

10.	Closing Documents. The Closing shall be held in escrow by the Escrow Agent on the Closing Date.

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10.1

At Closing, in addition to any other documents required to be delivered under the terms of this Contract, Seller shall deliver possession of the Property to Purchaser and shall deliver or cause to be delivered to the Escrow Agent:

	(a)	Reconveyance with respect to the Real Property, duly executed and acknowledged by Streeterville.

	(b)	The Special Warranty Deed.

(c)

A bill of sale without warranty of ownership of all of the Personal Property and assignment assigning all of Seller’s interest in and to the guarantees, warranties and bonds, permits, and other assets and Additional Property comprising the Property (the “Bill of Sale and Assignment”), duly executed and acknowledged by Seller; together with the original of each such guaranty, warranty, bonds and other related documents to the extent in the possession of Seller (it being understood and agreed that no portion of the Purchase Price is allocated to the Personal Property).

(d)

A commercially reasonable owner affidavit, duly executed and acknowledged by Seller, as the Escrow Agent shall reasonably require in order to issue policies of title insurance free of any exceptions for unfiled mechanics, materialmen’s or similar liens, gap coverage and parties in possession.

	(e)	A certificate of non-foreign status as required by Section 1445 of the Internal Revenue Code, duly executed by Seller.

	(f)	All keys, codes, or other security devices used in connection with the operation of the Property.

	(g)	One of more counterparts of the closing statement, duly executed by Seller.

	(h)	Any other instrument reasonably required by Escrow Agent to close the transaction contemplated by this Contract.

10.2	At Closing, in addition to any other documents required to be delivered under the terms of this Contract, Purchaser shall deliver or cause to be delivered the following:

	(a)	the Note duly executed by Purchaser in favor of Streeterville and the Closing Date Preferred Shares to Streeterville.

	(b)	the New Mortgage, duly executed and acknowledged by the Purchaser in favor of Streeterville.

	(c)	The parties shall deliver to each other, as applicable, any other documents reasonably required to close or complete the transactions contemplated herein.

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11.

Property Purchased “AS IS”. Except as otherwise specifically set forth herein or in any documents to be executed and delivered by Seller at the Closing, Seller has not made and Purchaser has not relied on, any representations or warranties, express or implied regarding the Property (whether made by Seller, on Seller’s behalf or otherwise), including without limitation any implied warranty as to the condition, quality, safety, freedom from defects (whether or not detectable by inspection), merchantability, fitness for Purchaser’s intended use, freedom from contamination by hazardous wastes or substances, compliance with zoning or other legal requirements, for all or any part of the Property, or as to the availability or existence of any water, utility or other governmental or private services, or concerning the area of the Property, the location or correctness of the boundaries of the Property, the current zoning of the Property, that the Property includes any water, mineral or similar rights. Purchaser acknowledges and agrees that it has been afforded the opportunity to conduct, and has conducted to its satisfaction, such inspections, investigations, tests, studies and analyses of the Property as Purchaser has deemed necessary or appropriate, and that in electing to proceed with the transaction contemplated by this Contract, Purchaser is relying solely upon its own independent investigation of the Property and not upon any statement, representation, warranty, or information (whether oral or written) made or furnished by Seller, Streeterville, or any of their respective agents, employees, representatives, or affiliates of Seller, other than those specifically set forth in this Contract or in any document to be delivered by Seller to Purchaser at the Closing made (or purported to be made) by Seller or anyone acting or claiming to act on Seller’s behalf. Accordingly, except for the express warranties set forth in this Contract, Purchaser is purchasing the Property on an “AS IS, WHERE IS, AND WITH ALL ITS FAULTS” basis, and hereby assumes, as of the Closing, all risks relating to the Property, including but not limited to risks associated with conditions that may or may not be discoverable by inspection. Except as expressly provided in this Section 11, to the fullest extent permitted by law, Purchaser, on behalf of itself and its successors and assigns, hereby waives, releases, and forever discharges Seller, and its respective members, managers, officers, directors, employees, agents, representatives, and affiliates, from any and all claims, demands, causes of action, losses, damages, liabilities, costs, and expenses of any kind or nature, whether known or unknown, arising out of or relating to the condition of the Property, including without limitation any claims under any environmental, health, or safety laws; provided, however, that the foregoing release and waiver is not intended and shall not be construed to affect or impair any rights or remedies that Purchaser may have against Seller as a result of a breach of any obligations and liability of Seller that expressly survive the Closing or any earlier termination of this Contract. Notwithstanding anything herein to the contrary, nothing in this Contract shall be deemed to waive claims related to, or to the common law liability of Seller for fraud perpetrated by Seller in connection with this Contract and/or the transactions contemplated hereunder.

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12.	Default, Remedies, and Attorneys’ Fees. Time is of the essence in this Contract.

12.1

Seller’s Default. Notwithstanding any provision in this Contract to the contrary, if Closing does not occur by reason of a default or breach by Seller which continues for ten (10) days after written notice from Purchaser and such failure is not as a result of Purchaser’s default or a termination of this Contract by Purchaser or Seller pursuant to a right to do so under the provisions of this Contract, then Purchaser shall have the right, to pursue one of the following sole and exclusive remedies at its option: (i) to sue Seller for, and obtain, specific performance of Seller’s obligations under this Contract (Seller and Purchaser acknowledging that money damages may not be an adequate remedy for a breach of this Contract by Seller), provided that such remedy of specific performance shall be limited solely to Seller’s obligations under this Contract and to convey the Property to Purchaser in the event all other conditions and contingencies provided for hereunder have been satisfied or waived (or will be satisfied or waived in connection with such conveyance) or (ii) to terminate this Contract. For the avoidance of doubt, in no event will Purchaser have the right to sue for damages in addition to pursuing one (1) of the two (2) exclusive remedies set forth above. If Purchaser commences an action for specific performance pursuant to clause (i) above, Seller may, by written notice delivered within ten (10) business days after service of process, elect either (A) to proceed to Closing in accordance with this Contract on the date specified in such notice, which shall be no later than ten (10) business days after the notice, or (B) to terminate this Contract and pay Purchaser $1,500,000.00 (the "Buy-Out Payment") within five (5) business days after such notice. If Seller elects clause (B) and timely pays the Buy-Out Payment, (1) Seller shall retain the Property and the Initial Payment Shares, (2) Purchaser shall dismiss the action with prejudice and release any notice of lis pendens within two (2) business days, and (3) the Buy-Out Payment shall be Purchaser's sole and exclusive remedy, and the parties acknowledge that it is an agreed alternative to performance and not a penalty. If Seller fails to make an election or to timely pay, Purchaser may pursue specific performance without limitation.

12.2

Purchaser’s Default; Liquidated Damages. In the event Purchaser shall fail or refuse to perform its obligations under this Contract and such failure is not as a result of Seller’s default or a termination of this Contract by Purchaser or Seller pursuant to a right to do so under the provisions of this Contract, and provided that Seller provides notice of such default to Purchaser and such default is not cured within ten (10) days of such notice, Seller shall have the right to terminate this Contract as its sole and exclusive remedy.

13.	Possession. Possession of the Property shall be delivered by Seller to Purchaser upon Closing subject only to the Permitted Exceptions

14.

Notices. All notices or other communications required or permitted to be given to a party to this Contract shall be in writing and shall be personally delivered or sent by email, facsimile with written confirmation, or registered or certified mail, postage prepaid, return receipt requested. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is mailed in accordance with this paragraph, then it shall be deemed given, delivered and received no later than two (2) business days after it is deposited with the United States Postal Service. Any party to this Contract may give notice of a change of its address to the other parties.

15.

No Third-Party Beneficiaries. Except for Streeterville (and any other affected party as noted in Section 12.1 above), which is an express intended third-party beneficiary of this Contract with respect to all provisions relating to Streeterville’s rights and obligations hereunder, no person or entity shall be deemed to be a third-party beneficiary of this Contract, and nothing in this Contract, whether expressed or implied, shall be deemed to confer any rights to any other third party.

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16.

Entire Agreement. This Contract, including the exhibits hereto, contains the entire agreement between the parties hereto with respect to the subject matter of this Contract and supersedes all prior understandings, agreements, representations and warranties, if any.

17.	Modification in Writing. This Contract may be modified only by a writing executed by Purchaser and Seller.

18.	Successors and Assigns. This Contract shall be binding upon and shall inure to the benefit of the parties to it and their respective successors and assigns.

19.	Further Assurances. Each party to this Contract shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Contract.

20.

Governing Law; Venue. The validity, meaning and effect of this Contract shall be determined in accordance with the laws of the State of Iowa. Seller and Purchaser further agree to subject themselves to the exclusive jurisdiction of the courts of the State of Iowa and agree to commence and maintain any lawsuit related to this Contract in such courts. Seller and Purchaser further agree that such courts are a convenient forum. SELLER AND PURCHASER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO AND AGREES NOT TO REQUEST A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CONTRACT OR ANY TRANSACTION CONTEMPLATED HEREBY.

21.

Counterparts. This Contract may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

22.

Assignment. Purchaser’s rights under this Contract shall not be assignable by Purchaser without Seller’s prior written consent, except to a subsidiary of Purchaser. Notwithstanding the foregoing, the Note, the Initial Payment Shares and the Closing Date Preferred Shares will be issued by Edible Garden AG Incorporated.

23.

Broker’s Commission. Seller and Purchaser each represent that it has not been represented by a broker in this transaction. Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that no commissions are due and owing to any real estate broker or salesperson in connection with this transaction arising out of its actions. Seller and Purchaser hereby each agree to indemnify, defend and hold the other harmless from and against any claim for any real estate commission or similar fee arising out of its actions concerning the purchase and sale of the Property as contemplated by this Contract. The provisions of this Section 23 shall survive the Closing hereunder.

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Contract as of the date first written above.

SELLER:

IOWA SHRIMP HOLDINGS, LLC, an Iowa limited liability company

By:	/s/ John Fife
John Fife, Manager

PURCHASER: EDIBLE GARDEN AG INCORPORATED, a Delaware corporation

By:	/s/ James Kras
James Kras, Chief Executive Officer

[Signature Page to Real Estate Purchase Contract]

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EXHIBIT A

REAL ESTATE MORTGAGE

[See attached].

EXHIBIT B

SECURED PROMISSORY NOTE

[See attached].

EXHIBIT C

LEGAL DESCRIPTION OF THE PROPERTY

The real property referred to in this Contract is located in Hamilton County, Iowa and is more particularly described as:

Parcel 1: WAREHOUSE SITE

Lots 1 and 2, except the South 26 feet thereof, Block 7, Jones and Smith's Addition to Webster City, Iowa, and Lot 5, except the South 26 feet thereof and except the East 40 feet thereof; and Lot 6, except the South 26 feet thereof; Lot 1 and the North 6 feet of Lot 7, all in Block 7, Odell & Willson's Addition to Webster City, Iowa; and the South 26 feet of Lots 1 and 2, all of Lots 3 and 4, all in Block 7, Jones and Smith's Addition to Webster City, Iowa; and Lots 1, 2, 3 and 4, all in Block 8, Jones and Smith's Addition to Webster City, Iowa; and Lots 2, 3, 4, and the East 40 feet of Lot 5, the South 26 feet of Lot 5, except the East 40 feet of said Lot 5, the South 26 feet of Lot 6, Lot 7, except the North 6 feet thereof, and all of Lot 8, 9, 10, 11, 12, 13, and 14; all in Block 7, Odell & Willson's Addition to Webster City, Iowa; and Lots 1, 2, 3, 4, and 5, all in Block 8, Odell & Willson's Addition to Webster City, Iowa; and Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, and 13, all in Reserve lying West of Block 8, Odell & Willson's Addition to Webster City, Iowa.

All that part of vacated Merritt Street lying between the West line of Des Moines Street and the East line of Prospect Street in Webster City, Iowa, as platted in Odell & Willson's Addition to Webster City, Iowa, August 4, 1869 and in Jones and Smith's Addition to Webster City, Iowa, February 4, 1872.

All that part of vacated Stockdale Street lying between the West line of Des Moines Street and the East line of Prospect Street in Webster City, Iowa, as platted in Odell & Willson's Addition to Webster City, Iowa, August 4, 1869 and in Jones and Smith's Addition to Webster City, Iowa, February 4, 1872.

Parcel 2: PARKING SITE

The South 52.9 feet of Lot 7 and the North 9.6 feet of Lot 13 and all that part of the vacated alley between Lots 7 and 13, in Block 4, Odell & Willson's Addition to Webster City, Iowa; and Lots 1 and 6, Block 3, Odell and Willson's Addition to Webster City, Iowa; and the South 56.4 feet of Lot 13 and the North 9.9 feet of Lot 14, in Block 4, Odell & Willson's Addition to Webster City, Iowa; and Lot 1 and the North 13.1 feet of Lot 7, in Block 4, Odell and Willson's Addition to Webster City, Iowa; and the South 56.1 feet of Lot 14, Block 4, Odell and Willson's Addition to Webster City, Iowa.

Lots 1 and 2, except the South 67 feet thereof, Block 3, Jones and Smith's Addition to Webster City, Iowa; and the South 67 feet of Lots 1 and 2, Block 3, Jones and Smith's Addition to Webster City, Iowa; and Lot 11 and the South Half of that part of the vacated alley adjoining the same on the North in Block 4, Odell & Willson's Addition to Webster City, Iowa; 2nd Lot 8, Block 4, Odell & Willson's Addition to Webster City, Iowa, and the vacated alley abutting said Lot along the North boundary thereof; the East 40 feet of Lot 2 and all that part of the vacated alley adjoining the same on the South, Block 4, Odell & Willson's Addition to Webster City, Iowa; and the West 50 feet of Lot 3, Block 3, Odell & Willson's Addition to Webster City, Iowa; and Lot 2 and the East 10 feet of Lot 3, Block 3, Odell & Willson's Addition to Webster City, Iowa; and Lot 6, Block 3, Odell and Willson's Addition to Webster City, Iowa, and all of Lot 3 and all of Lot 2 except the East 40 feet of Lot 2, Block 4, Odell and Willson's Addition to Webster City, Iowa and that part of the vacated alley which adjoins that part of Lot 2 as described above on the South, and the North Half of that part of the vacated alley adjoining said Lot 3 on the South; and Lots 3 and 4, except the North 60 feet thereof, Block 4, Jones and Smith's Addition to Webster City, Iowa; the South 54 feet of Lots 1 and 2, Block 4, Jones and Smith's Addition to Webster City, Iowa; and Lot 6, Block 4, Odell & Willson's Addition to Webster City, Iowa; and the North Half of that part of the vacated alley adjoining the same on the South side of said Lot 6; and Lots 1 and 2, except the South 54 feet thereof, Block 4, Jones and Smith's Addition to Webster City, Iowa; and Lots 4 and 5, Block 3, Odell & Willson's Addition to Webster City, Iowa; and the North 60 feet of Lots 3 and 4, Jones and Smith's Addition to Webster City, Iowa, and Lot 12, Block 4, Odell & Willson's Addition to Webster City, Iowa, and Lot 9 and 10, and the South Half of that part of vacated alley adjoining same on the North, all in Block 4, Odell & Willson's Addition to Webster City, Iowa; and Lots 4 and 5 and the North Half of that part of the vacated alley adjoining the same on the South, all in Block 4, Odell & Willson's Addition to Webster City, Iowa.

All that part of vacated Lucas Street lying between the West line of Des Moines Street and the East line of Prospect Street in Webster City, Iowa, as platted in Odell & Willson's Addition to Webster City, Iowa, August 4, 1869, and in Jones and Smith's Addition to Webster City, Iowa, February 4, 1872.

EXHIBIT D

SPECIAL WARRANTY DEED

[See attached].

EXHIBIT E

RECONVEYANCE

[See attached].

EXHIBIT F

SERVICE CONTRACTS

None.